                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                              (Amendment No.    )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[   ]    Preliminary Proxy Statement
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Section  240.14a-11(c) or
         Section 240.14a-12

                           NOBLE DRILLING CORPORATION
                (Name of Registrant as Specified In Its Charter)

                           NOBLE DRILLING CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2).
[   ]    $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
         1)      Title of each class of securities to which transaction
                 applies:
                 ...............................................................
         2)      Aggregate number of securities to which transaction applies:
                 ...............................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
                 ...............................................................
         4)      Proposed maximum aggregate value of transaction:
                 ...............................................................

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[   ]    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:
                 ...............................................................
         2)      Form, Schedule or Registration Statement No.:
                 ...............................................................
         3)      Filing Party:
                 ...............................................................
         4)      Date Filed:
                 ...............................................................

                                 [NOBLE LOGO]

                           NOBLE DRILLING CORPORATION
                        10370 RICHMOND AVENUE, SUITE 400
                             HOUSTON, TEXAS  77042

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 28, 1994


To the Shareholders of
  Noble Drilling Corporation:

                       The annual meeting of shareholders of Noble Drilling Corporation, a Delaware corporation (the "Company"), will be held on Thursday, April 28, 1994, at 10:00 a.m., local time, at The Doubletree Hotel, 2001 Post Oak Boulevard, Houston, Texas, for the following purposes:

                             1. To elect three directors, comprising the members of the class of directors whose term expires at the annual meeting, for a three-year term expiring in 1997; and

                             2.   To transact such other business as may
                       properly come before the meeting or any adjournment thereof.

                       The Board of Directors has fixed the close of business on March 9, 1994 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. Only holders of record of Common Stock at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such shareholders will be available for examination at the offices of the Company in Houston, Texas during normal business hours for a period of 10 days prior to the meeting.

                       A record of the Company's activities during 1993 and financial statements for the fiscal year ended December 31, 1993 are contained in the accompanying 1993 Annual Report and Form 10-K. The Annual Report and Form 10-K do not form any part of the material for solicitation of proxies.

                       All shareholders are cordially invited to attend the meeting. Shareholders are urged, whether or not they plan to attend the meeting, to sign, date and mail the enclosed proxy or voting instruction card in the postage-paid envelope provided. If a shareholder who has returned a proxy attends the meeting in person, such shareholder may revoke the proxy and vote in person on all matters submitted at the meeting.


                                         By Order of the Board of Directors

                                                 Julie J. Robertson
                                                     Secretary


Houston, Texas
March 28, 1994

                                 [NOBLE LOGO]

                           NOBLE DRILLING CORPORATION
                        10370 RICHMOND AVENUE, SUITE 400
                             HOUSTON, TEXAS  77042

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 28, 1994


                                    GENERAL

                       This proxy statement is furnished to shareholders of Noble Drilling Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the annual meeting of shareholders to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date of mailing of this proxy statement and the accompanying proxy or voting instruction card is March 28, 1994.

PROXY CARDS AND VOTING INSTRUCTION CARDS

                       If a proxy card is enclosed, it serves to appoint proxies for record holders of common stock of the Company. Shares represented by a proxy in such form, duly executed and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is made, the proxy will be voted for election of the directors named in the proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by communicating such revocation in writing to the Secretary of the Company or by executing and delivering a later-dated proxy.

                       If a voting instruction card is enclosed, it serves as a voting instruction from the plan participant to the trustee of the Noble Drilling Corporation Thrift Plan, as amended (the "Thrift Plan"). The trustee under the Thrift Plan will vote the shares of common stock of the Company credited to Thrift Plan participants' accounts in accordance with such participants' instructions. If no such voting instructions are received from a participant, then, according to the terms of the Thrift Plan, the trustee under the Thrift Plan will vote the shares in such participant's account in its absolute discretion.

VOTING PROCEDURES AND TABULATION

                       The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

                       The inspectors will tabulate the number of votes cast for or withheld as to the vote on each nominee for director. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, an abstention or broker non-vote with respect to the election of directors will have no effect on the voting on such matter, provided a quorum is present, because directors are elected by a plurality of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote.

                               VOTING SECURITIES

                       The only voting security of the Company outstanding is its common stock, par value $.10 per share ("Common Stock"). Only holders of record of Common Stock at the close of business on March 9, 1994, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date for the meeting, there were 47,859,941 shares of Common Stock outstanding and entitled to be voted at the meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote.

                             ELECTION OF DIRECTORS

                       The Certificate of Incorporation and Bylaws of the Company provide for three classes of directors, with approximately one-third of the directors constituting the Board being elected each year to serve a three-year term. There are three directors comprising the class whose term expires at the 1994 annual meeting: Tommy C. Craighead, James C. Day and Bill
M. Thompson. The Board of Directors has nominated Messrs. Craighead, Day and Thompson for re-election as directors of the Company to serve three-year terms expiring in 1997.

                       The directors will be elected by a plurality of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote. All duly submitted and unrevoked proxies in the form enclosed will be voted for the nominees selected by the Board of Directors, except where authorization so to vote is withheld. The Board recommends that shareholders vote FOR the election of its nominees for director.

                       Information with respect to the directors nominated for election this year, and the directors whose terms do not expire at the 1994 annual meeting, is presented below.

                        CLASS WHOSE TERM EXPIRES IN 1994

TOMMY C. CRAIGHEAD,
age 65, director since 1988       Mr. Craighead is the President and owner of T. C. Craighead & Company and Astro Oil, Inc. and is a
                                  general partner of Joy Oil & Gas Co., all based in Ardmore, Oklahoma.  He has been an oil and gas lease broker and independent operator since 1962.

JAMES C. DAY,
age 50, director since 1983       Mr. Day has served as Chairman of the Board since October 22, 1992 and as President and Chief
                                  Executive Officer of the Company since January 1, 1984.  From January 1983 until his election as
                                  President and Chief Executive Officer, Mr. Day served as Vice President of the Company.  Mr. Day is also a director of Global Industries Limited and Noble Affiliates, Inc.

BILL M. THOMPSON,
age 61, director since 1993       Mr. Thompson retired from Phillips Petroleum Company in December 1992, after 38 years of service.
                                  From October 1988 to December 1991, Mr. Thompson served as Executive Vice President of Phillips
                                  Petroleum Company.  In 1992, Mr. Thompson served as Chairman of the Board, President and Chief
                                  Executive Officer of GPM Gas Corporation, a wholly owned subsidiary of Phillips Petroleum Company prior to his retirement.  Mr. Thompson is also a director of Hadson Corporation.

                        CLASS WHOSE TERM EXPIRES IN 1995

MICHAEL A. CAWLEY,
age 46, director since 1985       Mr. Cawley has served as President and Chief Executive Officer of The Samuel Roberts Noble
                                  Foundation, Inc. (the "Foundation") since February 1, 1992, after serving as Executive Vice
                                  President of the Foundation since January 1, 1991.  For more than five years prior to 1991, Mr.
                                  Cawley was the President of Thompson & Cawley, a professional corporation, attorneys at law; and
                                  Mr. Cawley currently serves as of counsel to the law firm of Thompson, Cawley, Veazey & Burns, a professional corporation.  Mr. Cawley has served as a trustee of the Foundation since 1988 and is also a director of Panhandle Royalty Company.  For additional information on the Foundation, see
                                  "Security Ownership of Certain Beneficial Owners" in this proxy statement.

JAMES L. FISHEL,
age 62, director since 1989       Mr. Fishel retired as Vice President and Manager of Corporate Credit Operations of General
                                  Electric Capital Corporation ("GECC") in 1994, after serving with GECC in various positions since
                                  1974.  He is also a director of American Health Properties, Inc., which is a real estate investment company.

                        CLASS WHOSE TERM EXPIRES IN 1996

JOHNNIE W. HOFFMAN,
age 67, director since 1983       Mr. Hoffman conducts his own ranching operations.  He retired as Vice President and Division
                                  Manager - Offshore of the Company in 1986, after serving the Company in various positions for 39 years.

JOHN F. SNODGRASS,
age 68, director since 1985       Mr. Snodgrass is President Emeritus of the Foundation.  Prior to his election to such position effective February 1, 1992, Mr. Snodgrass served as the Foundation's President since 1982.  Mr.
                                  Snodgrass has served as a trustee of the Foundation since 1982 and is also a director of Noble
                                  Affiliates, Inc., Oklahoma Gas and Electric Company, and Exchange National Bank and Trust Company
                                  of Ardmore, Oklahoma.

                       Mr. Fishel was nominated by the Company for re-election as a director in 1992 as the designee of GECC pursuant to the terms of the Assets Purchase Agreement dated January 8, 1988 between the Company and GECC and TIFD IV, Inc., a wholly owned subsidiary of GECC. The contractual provisions entitling GECC so to designate a nominee expired in 1993 when GECC's beneficial ownership of Common Stock decreased below 10 percent of the outstanding Common Stock.

            ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

BOARD MEETINGS AND COMMITTEES

                       During 1993 the Board of Directors held eight meetings. Each director of the Company attended every meeting of the Board and every meeting of the Board committees on which he served in 1993, except that one director did not attend one meeting of the Board and Mr. Fishel did not attend two meetings of the Board, one meeting of the audit committee and one meeting of the environmental committee.

                       The nominating committee of the Board of Directors is composed of the entire Board. The primary responsibility of the nominating committee is to select and recommend nominees for director of the Company. The nominating committee will consider nominees recommended by shareholders entitled to vote for the election of directors, provided that such recommendations are made in accordance with the Bylaws of the

Company. Generally, the Bylaws provide that a shareholder must deliver written notice to the Secretary of the Company not later than 90 days prior to the annual meeting naming such shareholder's nominee(s) for director and specifying certain information concerning such shareholder and nominee(s). Accordingly, shareholder nominee(s) for director to be presented at the 1995 annual meeting of shareholders must be received by the Company no later than January 27, 1995. At the June 28, 1993 meeting of the Board, the Board increased the number of directors by one and added Mr. Thompson to the class of directors whose term expires at the 1994 annual meeting.

                       The Company has standing audit, compensation and environmental committees of the Board of Directors. The members of the committees, number of meetings held by each committee in 1993 and a brief description of the functions performed by each committee are set forth below:

                             Audit Committee (three meetings).  John F.
                       Snodgrass, Chairman; Michael A. Cawley; and James L. Fishel. The primary responsibilities of the audit committee are to review with the Company's auditors the scope of the audit procedures to be applied in the conduct of the annual audit and the results of the annual audit.

                             Compensation Committee (four meetings).  Tommy C.
                       Craighead, Chairman; Johnnie W. Hoffman; and John F. Snodgrass. The primary responsibilities of the compensation committee are to review and set the compensation levels of the officers of the Company, including those officers who are also directors, evaluate the performance of management, and consider management succession and related matters, and to administer the annual and long-term incentive compensation plans of the Company.

                             Environmental Committee (two meetings).  Michael
                       A. Cawley, Chairman; Tommy C. Craighead; Johnnie W. Hoffman; and James L. Fishel. The primary responsibilities of the environmental committee are to provide oversight review to the management of the Company and its subsidiaries responsible for (i) the establishment and periodic review of an environmental policy statement of the Company and procedures and internal controls regarding compliance and public reporting by the Company with applicable environmental laws and regulations and (ii) the establishment of a program for periodic compliance audits.

                       Compensation Committee Interlocks and Insider Participation. The current members of the compensation committee identified above were the only persons who served on such committee during 1993. Mr. Hoffman was an officer of the Company prior to his retirement in 1986. See "Election of Directors" in this proxy statement for a description of Mr. Hoffman's prior business experience and principal employment. Mr. Day serves as an executive officer of certain wholly-owned subsidiaries of the Company, and in some instances, one or more directors of these subsidiaries is also an executive officer of the Company. However, Mr. Day's compensation is set solely by the compensation committee of the Board of Directors of the Company, and he receives no additional compensation for performing duties as an executive officer of these subsidiaries. Neither Mr. Day nor any other executive officer of the Company is a member of the Company's compensation committee.

COMPENSATION OF DIRECTORS

                       Fees and Expenses. Directors who are not officers of the Company receive an annual retainer of $20,000 and a fee of $1,000 for each Board meeting attended. Such directors also receive a fee of $500 for each Board committee meeting attended, but only if the committee meeting is held otherwise than in connection with a scheduled Board meeting. A director who is an officer of the Company receives a fee of $100 for each Board meeting attended. The Company also reimburses directors for travel, lodging and related expenses they may incur in attending Board and committee meetings.

                       Non-Employee Director Stock Options. At the 1993 annual meeting, shareholders approved and ratified the 1992 Nonqualified Stock Option Plan for Non-Employee Directors (the "1992 Option Plan"). Under the 1992 Option Plan, non-employee directors received a one-time grant of an option to purchase 10,000 shares of Common Stock, and thereafter, on the next business day after each annual meeting of shareholders of the

Company, an annual grant of an option to purchase 3,500 shares of Common Stock. The options are granted at fair market value on the grant date and are exercisable from time to time over a period commencing one year from the grant date and ending on the expiration of ten years from the grant date, unless terminated sooner as described in the 1992 Option Plan.

                       Messrs. Cawley, Hoffman and Snodgrass also hold stock options to purchase Common Stock under identical stock option agreements ratified and approved by shareholders at the 1988 annual meeting. The beneficial ownership of the Common Stock underlying the outstanding stock options described in this and the preceding paragraph is reflected in the table appearing herein under the caption "Security Ownership of Management."

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                       The following table sets forth as of December 31, 1993 information with respect to the only persons who were known to the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock.

                                                                                             COMMON STOCK
                                                                                          BENEFICIALLY OWNED
                                                                                 -------------------------------------
NAME AND ADDRESS OF                                                                   NUMBER           PERCENT OF
  BENEFICIAL OWNER                                                                   OF SHARES            CLASS
- ----------------------                                                           ----------------   ------------------
The Samuel Roberts Noble Foundation, Inc. . . . . . . . . . . . . . . . .          5,459,537           11.42%
P. O. Box 2180
Ardmore, Oklahoma  73402

FMR Corp.         . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5,384,462  (1)      11.19%
82 Devonshire Street
Boston, Massachusetts  02109

_____________________________
(1) According to a Schedule 13G filed by FMR Corp., a Massachusetts corporation ("FMR"), with the Securities and Exchange Commission and dated February 11, 1994, FMR has sole voting power of 65,900 shares and sole dispositive power of 5,384,462 shares. The number of shares includes 331,162 shares issuable upon the conversion of the Company's $2.25 Convertible Exchangeable Preferred Stock held by FMR. FMR reported that its wholly owned subsidiary, Fidelity Management & Research Company, an investment adviser, is the beneficial owner of 5,318,562 shares. FMR also reported that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares, and that the interest of Fidelity Magellan Fund, an investment company, amounted to 4,375,700 shares. Additionally, Edward C. Johnson 3d, who owns 34 percent of the outstanding voting common stock of FMR, reported that he has sole dispositive power of 5,318,562 of the shares.

      The Foundation is an Oklahoma not-for-profit corporation organized in 1952 as successor to a charitable trust formed in 1945. The Foundation is engaged in basic plant biology research and agricultural research, consultation and demonstration. From time to time as funds are available, the Foundation also makes grants to various charitable organizations. Michael A. Cawley and John F. Snodgrass, directors of the Company, serve on the nine member board of trustees of the Foundation. In addition, Mr. Cawley serves as President and Chief Executive Officer of the Foundation and Mr. Snodgrass serves as President Emeritus of the Foundation.
In the event of a vacancy in a trusteeship of the Foundation, a majority of the remaining trustees has the power to elect a successor trustee to fill the vacancy.

                        SECURITY OWNERSHIP OF MANAGEMENT

                       The following table sets forth as of December 31, 1993 the beneficial ownership of Common Stock by each director of the Company, each named executive officer listed in the Summary Compensation Table appearing on page 10 of this proxy statement, and all directors and executive officers as a group. No director or named executive officer owned as of that date any shares of the Company's $2.25 Convertible Exchangeable Preferred Stock, par value $1.00 per share ("Preferred Stock"), the Company's only other equity security.

                                                                                             COMMON STOCK
                                                                                         BENEFICIALLY OWNED (1)
                                                                                 -------------------------------------
                                                                                       NUMBER           PERCENT OF
NAME                                                                                 OF SHARES            CLASS
- ----                                                                             ----------------   ------------------
Directors

Michael A. Cawley . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5,515,720 (2)(3)        11.53%
Tommy C. Craighead  . . . . . . . . . . . . . . . . . . . . . . . . . . .           30,323                0.06%
James C. Day      . . . . . . . . . . . . . . . . . . . . . . . . . . . .          229,804 (4)            0.48%
James L. Fishel   . . . . . . . . . . . . . . . . . . . . . . . . . . . .            -0-                   -0-
Johnnie W. Hoffman  . . . . . . . . . . . . . . . . . . . . . . . . . . .           63,566 (5)            0.13%
John F. Snodgrass . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5,507,160 (2)(6)        11.51%
Bill M. Thompson  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           10,000                0.02%

Named Executive Officers (excluding
  any director named above) and Group

Warren L. Twa     . . . . . . . . . . . . . . . . . . . . . . . . . . . .           33,000 (7)            0.07%
Byron L. Welliver . . . . . . . . . . . . . . . . . . . . . . . . . . . .          132,398 (8)            0.28%
All directors and executive
  officers as a group (10 persons)  . . . . . . . . . . . . . . . . . . .        6,062,434 (9)           12.54%

- ------------
(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all shares listed.
(2) Includes 5,459,537 shares held of record by the Foundation. Under the rules and regulations of the Securities and Exchange Commission, such shares are required to be included in the foregoing table as "beneficially owned" because Messrs. Cawley and Snodgrass possess shared voting and investment power with respect thereto as two of nine trustees of the Foundation. As with other corporate action, the voting of the shares held by the Foundation requires a majority vote of its trustees at a meeting at which a quorum of trustees is present. Accordingly, neither Mr. Cawley or Mr. Snodgrass, individually, nor both of them, acting together, represent sufficient voting power on the Foundation's board of trustees to determine voting or investment decisions with respect to the 5,459,537 shares. Messrs. Cawley and Snodgrass each disclaim any pecuniary interest in the 5,459,537 shares.
(3) Includes 55,000 shares attributable to shares of Common Stock not outstanding but subject to currently exercisable options.
(4) Includes 224,217 shares attributable to shares of Common Stock not outstanding but subject to currently exercisable options.
(5) Includes 60,000 shares attributable to shares of Common Stock not outstanding but subject to currently exercisable options.
(6) Includes 45,000 shares attributable to shares of Common Stock not outstanding but subject to currently exercisable options.
(7) Includes 33,000 shares attributable to shares of Common Stock not outstanding but subject to currently exercisable options.
(8) Includes 128,000 shares attributable to shares of Common Stock not outstanding but subject to currently exercisable options.
(9) Includes 545,217 shares not outstanding but subject to currently exercisable options and 5,459,537 shares held of record by the Foundation, as to which Messrs. Cawley and Snodgrass possess shared voting and investment power as trustees of the Foundation and in which they each disclaim any pecuniary interest. See footnote (2) above.

                             EXECUTIVE COMPENSATION

                       The following report of the compensation committee on executive compensation and the information herein under "Executive Compensation--Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the
 "SEC") or subject to the SEC's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.

                      REPORT OF THE COMPENSATION COMMITTEE

To the Shareholders
of Noble Drilling Corporation:

                       As members of the compensation committee of the Board of Directors, it is our responsibility to review and set the compensation levels of the officers of the Company, evaluate the performance of management, and consider management succession and related matters. In addition, we administer the annual and long-term incentive compensation plans of the Company. All decisions by the committee relating to the compensation of executive officers are reviewed by the full Board, except for decisions about grants or awards under the 1991 Stock Option and Restricted Stock Plan (the "Option Plan") of the Company, which must be made solely by the committee in order to satisfy the condition of disinterested administration of such plan under the applicable Federal securities laws and regulations.

                       The Company has retained the services of William M. Mercer, Incorporated ("Mercer"), a management and compensation consulting firm, from time to time to assist the committee in connection with the performance of its various responsibilities. Mercer, or its predecessor, has been retained by the Company in this capacity since 1979.

                       Mercer provides advice to the committee with respect to the reasonableness of compensation paid to senior officers of the Company, as well as all employees of the Company and its subsidiaries in managerial positions. In doing so, it takes into account how compensation compares to compensation paid by competitors in our industry as well as the performance of the Company. Members of the committee also review results of compensation surveys provided by Mercer and others.

COMPENSATION POLICIES AND PROGRAMS

                       The compensation policies of the Company, which are endorsed by the committee, are designed to attract, motivate and retain persons of high quality who will have the skill, training and dedication to assist the Company to achieve its corporate goals. The executive compensation program for 1993 consisted of three elements: base salary, annual incentive bonus and long-term incentive through stock options granted pursuant to the Option Plan.

                       Base Salary: Base salary for executive officers is determined principally by competitive factors and the marketplace. The policy of the committee is generally to establish base salary levels for positions at approximately the averages of survey information for positions deemed comparable by the committee.

                       Annual Incentive Bonus: The compensation policy of the Company is that a part of the annual compensation of each officer be related to and contingent upon the performance of the Company, as well as the individual contribution of each officer. Under the short-term incentive compensation plan of the Company (the "STIP"), annual incentive bonuses for 1993 were payable based on the following formula: (salary as of December 31 of plan year) x (target bonus percentage) x (Company or division goal adjustment) x (individual objective adjustment) x (years of participation adjustment) = total bonus payable. The target bonus percentage ranges from 10 to 30 percent and is based on annual salary and position level. Profit and other performance goals for the Company and its divisions are established annually. The Company or division goal adjustment ranges from zero for achievement of less than 80 percent of the predetermined goal to 200 percent for achievement of 140 percent or more of the predetermined goal. The individual objective adjustment ranges from zero to 200 percent and is based on an appraisal of the individual's performance in accomplishing a set of predetermined objectives. The years of participation adjustment ranges from 50 percent in the first year of participation to 100 percent in the third year of participation. Bonuses pursuant to the STIP were earned for 1993 for the first time in many years. The Board has retained the flexibility to pay cash bonuses otherwise than pursuant to the STIP, and a limited number of such bonuses were paid for 1992 and 1991. The committee is in the process of considering amendments to the STIP which, if approved by the Board, would be implemented in 1994.

                       Long-term Incentive Compensation: It is also the compensation policy of the Company to use stock options as a means of furnishing longer-term incentive to officers and other employees of the Company and its subsidiaries. Under the Option Plan, which was approved by shareholders at the 1991 annual meeting, the Company has flexibility in creating options and awarding restricted stock; to date, no awards of restricted stock have been made. During 1993, the committee considered stock option grants to each of the senior officers of the Company. Each of those officers received stock options that were based on his or her responsibilities and relative position in the Company.

                       The stock options granted to each employee in 1993 were granted with an exercise price of fair market value at the date of grant. Of the options granted to an employee, 50 percent vest one year from the date of grant and 50 percent vest two years from the date of grant. Mercer has advised the committee that options with extended vesting schedules have been effective for other companies in retaining valuable employees.

                       It is the general policy of the Company that no officer or other employee have an employment agreement with the Company or its subsidiaries.

1993 COMPENSATION OF CEO

                       Mr. Day's base salary for the first three quarters of 1993 remained at the level established in April 1992. In October 1993, this amount was adjusted based upon performance in 1992 and the first three quarters of 1993. The adjustment was based principally on industry comparative compensation information and financial data provided by Mercer. In awarding Mr. Day a base salary increase of 11 percent in October 1993, the committee was also influenced by the quality and effectiveness of Mr. Day's leadership in further expanding the Company's operations and increasing the Company's profitability.

                       In October 1993, the Company acquired nine mobile offshore drilling rigs and related assets from The Western Company of North America. This was the Company's fourth major acquisition since 1988. Under Mr. Day's direction, in 1993, the Company also acquired two submersible drilling units from Portal Rig Corporation and completed a transaction in which the Company acquired an approximately 27.5 percent equity interest in Grasso Corporation in consideration for the Company's 50 percent interest in Seahawk Services Ltd., which had been acquired by the Company in 1992.

                       Mr. Day's stature and recognition in the industry continue to contribute to the ability of the Company to access public capital markets, as the purchase of the nine rigs from The Western Company of North America was financed by the sale of 12,041,000 shares of Common Stock and $125,000,000 aggregate principal amount of 9 1/4% Senior Notes Due 2003. These offerings resulted in net proceeds to the Company of approximately
$205,000,000, enabling the Company not only to acquire the nine mobile rigs but also to prepay in full the principal and interest due Transworld Drilling Company on the promissory note issued in connection with the 1991 acquisition of 12 mobile offshore rigs, with the balance of proceeds remaining available for general corporate purposes.

                       As noted at the date of the Company's 1993 proxy statement, the committee had not then made any determination with respect to annual incentive bonuses for 1992. In October 1993, the committee awarded Mr. Day a bonus for 1992 of $275,000.

                       The bonus for 1993 earned by Mr. Day under the STIP, in accordance with the criteria and factors discussed above, was $177,000.

                       On February 10, 1993, the committee granted Mr. Day an option to purchase 30,000 shares of Common Stock pursuant to the Option Plan. This grant took into consideration the factors discussed above that occurred before such grant date.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

                       The Omnibus Budget Reconciliation Act of 1993 contains provisions which limit the tax deductibility of executive compensation in excess of $1 million per year, subject to certain exceptions. The policy of the Company is to design its compensation programs to preserve the tax deductibility of compensation paid to its executive officers and other members of management. However, the committee could in the future determine, taking into consideration the relevant factors then in existence, to make awards or approve compensation that does not qualify for a compensation deduction for tax purposes, if the committee believes it is in the Company's interest to do so.

SUMMARY

                       The members of the committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in increased value to shareholders, executive officers are to be rewarded commensurately. The committee believes that compensation levels during 1993 adequately reflect the conservative compensation goals and policies of the Company.

March 18, 1994                                  Tommy C. Craighead, Chairman
                                                     Johnnie W. Hoffman
                                                     John F. Snodgrass

                       The following table sets forth certain summary information concerning the compensation awarded to, earned by, or paid to the Chief Executive Officer of the Company and each other executive officer of the Company whose combined salary and bonus for 1993 exceeded $100,000 (collectively, the "named executive officers") for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                                                        COMPENSATION
                                                                                         ----------
                                            ANNUAL COMPENSATION                            AWARDS
                           ------------------------------------------------------        ----------
                                                                                         SECURITIES
                                                                                         UNDERLYING
                                                                            OTHER         OPTIONS/
                                                                           ANNUAL           SARS       ALL OTHER
       NAME AND                                                           COMPEN-         (NUMBER OF    COMPEN-
 PRINCIPAL POSITION        YEAR          SALARY        BONUS(1)            SATION          SHARES)       SATION
 ------------------        ----          ------        --------            ------          ------       --------
 James C. Day,             1993        $ 272,822     $ 177,000(2)         $   3,961        30,000       $9,767(4)
 Chairman, President       1992        $ 243,977     $ 275,000(3)         $  11,904        56,500       $8,506(4)
 and CEO                   1991        $ 200,000     $  50,000            $   4,111        75,000       $5,220(4)

 Warren L. Twa, Senior     1993        $ 161,667     $ 100,000(2)         $   3,961        15,000       $  464(5)
 Vice President            1992        $ 153,333     $  25,000(3)         $   3,600        25,000       $3,485(5)
                           1991        $  94,166     $  25,000            $   2,902        10,000       $4,203(5)

 Byron L. Welliver,        1993        $ 152,500     $ 100,000(2)         $   2,678        15,000       $6,733(6)
 Senior Vice President-    1992        $ 143,642     $  25,000(3)         $   2,678        25,000       $6,398(6)
 Finance and Treasurer     1991        $ 130,000     $  25,000            $   2,975        40,000       $5,803(6)


___________________________________________


(1) The compensation committee historically considered and finalized any award of bonuses for a given fiscal year in April of the succeeding year. This policy has been revised to accelerate the award of any bonuses for a given fiscal year.
(2) The 1993 bonuses were awarded under the STIP for 1993 performance, but will be paid in 1994.
(3) In accordance with the historical practice discussed in footnote (1), 1992 bonuses were paid in 1993 for 1992 performance.
(4) For Mr. Day, these amounts included for 1993, 1992 and 1991 Company contributions to defined contribution plan of $8,994, $7,864 and $4,692, respectively, and term life insurance premiums of $773, $642 and $528, respectively.
(5) For Mr. Twa, these amounts consisted in 1993, 1992 and 1991 of Company contributions to defined contribution plan of $0, $3,080 and $3,955, respectively, and term life insurance premiums of $464, $405 and $248, respectively.
(6) For Mr. Welliver, these amounts consisted in 1993, 1992 and 1991 of Company contributions to defined contribution plan of $6,296, $6,020 and $5,460, respectively, and term life insurance premiums of $437, $378 and $343, respectively.

                       The following table sets forth certain information with respect to options to purchase Common Stock granted during the year ended December 31, 1993 to each of the named executive officers.


                           OPTION/SAR GRANTS IN 1993

                                                                                               POTENTIAL REALIZABLE VALUE AT
                                                                                               ASSUMED ANNUAL RATES OF STOCK
                                                                                               PRICE APPRECIATION FOR OPTION
                                   INDIVIDUAL GRANTS                                                      TERM (1)
- ------------------------------------------------------------------------------------           ----------------------------
                         NUMBER OF
                         SECURITIES       PERCENT OF
                         UNDERLYING         TOTAL
                          OPTIONS/         OPTIONS/
                            SARS             SARS          EXERCISE
                          GRANTED         GRANTED TO        PRICE          EXPIRA-
                         (NUMBER OF       EMPLOYEES          PER             TION
 NAME                     SHARES) (2)      IN 1993          SHARE            DATE                  5% (3)           10% (4)
 ----                 ---------------    -----------      ---------       ----------           ----------       -----------
 James C. Day              15,000                           $4.69          2/9/2003              $44,250           $112,050
                           15,000                           $4.69          2/9/2003              $44,250           $112,050
                          -------
                           30,000(5)         10%

 Warren L. Twa              7,500                           $4.69          2/9/2003              $22,125           $ 56,025
                            7,500                           $4.69          2/9/2003              $22,125           $ 56,025
                          -------
                           15,000(5)          5%

 Byron L. Welliver          7,500                           $4.69          2/9/2003              $22,125           $ 56,025
                            7,500                           $4.69          2/9/2003              $22,125           $ 56,025
                          -------
                           15,000(5)          5%

___________________________________________


(1) The values shown are based on the indicated assumed annual rates of appreciation compounded annually.
     Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.
(2)  Options granted in 1993 were without SARs.
(3)  Represents an assumed market price per share of Common
     Stock of $7.64.
(4)  Represents an assumed market price per share of Common
     Stock of $12.16.
(5) Represents a single grant of options on February 10, 1993, divided into two tranches with different dates of exercisability. One tranche becomes exercisable on February 10, 1994 and the other tranche becomes exercisable on February 10, 1995.

                       The following table sets forth certain information with respect to the exercise of options to purchase Common Stock and SARs during the year ended December 31, 1993, and the unexercised options held at December 31, 1993 and the value thereof, by each of the named executive officers.

                    AGGREGATED OPTION/SAR EXERCISES IN 1993
                         AND 12/31/93 OPTION/SAR VALUES

                                                                             NUMBER OF                     VALUE OF
                                                                            SECURITIES                   UNEXERCISED
                                                                            UNDERLYING                   IN-THE-MONEY
                                          SHARES                          OPTIONS/SARS AT              OPTIONS/SARS AT
                                         ACQUIRED                        12/31/93 (SHARES)                 12/31/93
                                       ON EXERCISE                  --------------------------    --------------------------
                                         (NUMBER         VALUE
     NAME                               OF SHARES)     REALIZED     EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
    -----                               ----------     --------     -----------  -------------    -----------  -------------
James C. Day                               -0-         $   -0-       199,217       114,000         $867,027      $640,000

Warren L. Twa                            20,000        $ 72,400       19,250        38,750         $ 61,735      $222,548

Byron L. Welliver                        24,883        $134,868      114,250        53,750         $491,472      $293,641

DEFINED BENEFIT PLANS

                       The defined benefit plans of the Company that cover its executive officers provide the benefits shown below. The estimates assume that benefits are received in the form of ten-year certain and life annuity.

                                                              ESTIMATED ANNUAL BENEFITS UPON RETIREMENT
                                                   AT AGE 65 AFTER COMPLETION OF THE FOLLOWING YEARS OF SERVICE (3)
                FIVE-YEAR AVERAGE                -------------------------------------------------------------------
             ANNUAL COMPENSATION (1)(2)            15                 20                  25                    30
             --------------------------          ------             ------              ------                ------
             $ 125,000  . . . . . . .           $ 30,000           $ 40,000            $ 50,000              $ 60,000
               150,000  . . . . . . .             36,000             48,000              60,000                72,000
               200,000  . . . . . . .             48,000             64,000              80,000                96,000
               250,000  . . . . . . .             60,000             80,000             100,000               120,000
               300,000  . . . . . . .             72,000             96,000             120,000               144,000
               350,000  . . . . . . .             84,000            112,000             140,000               168,000
               400,000  . . . . . . .             96,000            128,000             160,000               192,000
               450,000  . . . . . . .            108,000            144,000             180,000               216,000
               500,000  . . . . . . .            120,000            160,000             200,000               240,000
               550,000  . . . . . . .            132,000            176,000             220,000               264,000
               600,000  . . . . . . .            144,000            192,000             240,000               288,000

________________________________________
(1) Benefit amounts under the Noble Drilling Salaried Employees' Retirement Plan are based on an employee's vested percentage, average monthly compensation and number of years of benefit service (maximum 30 years). The average monthly compensation is defined in the plan generally to mean the participant's average monthly rate of compensation from the Company for the five successive calendar years which give the highest average monthly rate of compensation for the participant. Compensation is defined (with certain exceptions) to mean basic compensation, bonuses, commissions and overtime pay, exclusive of extraordinary compensation but prior to reduction for any compensation deferred under a cash or deferred arrangement qualifying under Sections 401(k) or 125 of the Internal Revenue Code of 1986, as amended (the "Code").
(2) Retirement benefits above do not reflect the compensation limit under Section 401(a)(17) of the Code, which is $150,000 for 1994.
(3) Retirement benefits shown above are amounts calculated before reflecting the plan formula's lower benefit rate of 1.0% instead of 1.6% for final average pay below the Social Security covered compensation level. "Covered Compensation" is the average of the Social Security Wage Bases during the 30-year period ending with the year the employee reaches Social Security Retirement Age.

     As of December 31, 1993, the named executive officers had the following approximate credited years of service: Mr. Day--16; Mr. Twa--5; and Mr. Welliver--12.

PERFORMANCE GRAPH

                       The following graph sets forth the cumulative total stockholder return for the Common Stock, the CRSP Total Return Index for The Nasdaq Stock Market (U.S. and Foreign Companies) and a Competitor Group Index for the years indicated as prescribed by the SEC's rules.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (1)
                 AMONG NOBLE DRILLING CORPORATION, CRSP TOTAL
                        RETURN INDEX (U.S. AND FOREIGN
                   COMPANIES) AND COMPETITOR GROUP INDEX (2)


                             [Performance Graph]

                                1988    1989    1990    1991    1992    1993
                                ----    ----    ----    ----    ----    ----
Company                         100     190     149      64      91     180
CRSP                            100     122     104     166     193     222
Competitor Index(3)             100     170     156      87      82     133

________________________________________
(1) Total return assuming reinvestment of dividends. Assumes $10 invested on January 1, 1989 in Common Stock, CRSP Total Return Index (U.S. and Foreign Companies) and a Company constructed competitor group index.
(2) Fiscal year ending December 31.
(3) In accordance with the SEC's rules, the Company has elected to select a group of peer companies on an industry basis for comparison purposes. The competitor group is composed of seven industry participants: Atwood Oceanics, Inc., Chiles Offshore Corporation, Cliffs Drilling Company, Global Marine, Inc., Marine Drilling Company, Inc., Reading & Bates Corporation and Rowan Companies, Inc. Total return calculations were weighted according to the respective company's market capitalization.

SUPPLEMENTAL PERFORMANCE GRAPH

    The Company has elected to include a supplemental performance graph which compares the cumulative total stockholder return for the Common Stock, the CRSP Total Return Index for The Nasdaq Stock Market (U.S. and Foreign Companies) and a Competitor Group Index for the period indicated below.

               COMPARISON OF SIX YEAR CUMULATIVE TOTAL RETURN (1)
  AMONG NOBLE DRILLING CORPORATION, CRSP TOTAL RETURN INDEX (U.S. AND FOREIGN
                   COMPANIES) AND COMPETITOR GROUP INDEX (2)


                             [Performance Graph]


                            1987    1988    1989    1990    1991    1992    1993
                            ----    ----    ----    ----    ----    ----    ----
Company                     100     122     231     181      78     110     219
CRSP                        100     118     144     123     197     229     260
Competitor Index(3)         100      85     133     115      71      68     126

________________
(1) Total return assuming reinvestment of dividends. Assumes $100 invested on January 1, 1988 in Common Stock, CRSP Total Return Index (U.S. and Foreign Companies) and a Company constructed competitor group index.
(2) Fiscal year ending December 31.
(3) In accordance with the SEC's rules, the Company has elected to select a group of peer companies on an industry basis for comparison purposes. The competitor group is composed of seven industry participants: Atwood Oceanics, Inc., Chiles Offshore Corporation, Cliffs Drilling Company, Global Marine, Inc., Marine Drilling Company, Inc., Reading & Bates Corporation and Rowan Companies, Inc. Total return calculations were weighted according to the respective company's market capitalization.

                              CERTAIN TRANSACTIONS

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock or Preferred Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and the Preferred Stock.
Directors, officers and more than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Under the Section 16(a) rules as they apply to trustees, the trustees of the Foundation are themselves deemed to be more than 10 percent beneficial owners of the Company because such trustees possess shared voting and investment power with respect to the securities of the Company held by the Foundation.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1993, all Section 16(a) filing requirements applicable to its directors, officers and more than 10 percent beneficial owners were complied with except as follows: Ann Noble Brown and Mary Jane Noble, trustees of the Foundation, did not file a Form 5 for the year ended December 31, 1993 and have not to date furnished the Company with confirmation indicating that no such Form 5 was due; and Rusty Noble, a trustee of the Foundation, has not filed an initial statement of beneficial ownership on Form 3 or a Form 5 for the year ended December 31, 1993.

                                    AUDITORS

    Arthur Andersen & Co., which has served as the Company's independent public accountants since 1988, has been appointed by the Board of Directors to audit the financial statements of the Company for the year ending December 31, 1994. Such appointment will not be submitted to shareholders for ratification or approval. Representatives of Arthur Andersen & Co. are expected to be present at the meeting to respond to appropriate questions from the shareholders and will be given the opportunity to make a statement should they desire to do so.

                    SHAREHOLDER PROPOSALS AND OTHER MATTERS

    Shareholder proposals for inclusion in the Company's proxy materials in connection with the 1995 annual meeting of shareholders must be received by the Company at its office in Houston, Texas, addressed to the Secretary of the Company, no later than November 28, 1994.

    The cost of solicitation of proxies will be borne by the Company. The Company has employed Beacon Hill Partners, Inc. to solicit proxies from brokers, bank nominees, institutional holders and individual holders for use at the meeting at a fee not to exceed $4,000 plus certain expenses. In addition, certain officers and employees of the Company, who will receive no additional compensation for their services, may solicit proxies in person or by mail, telephone, facsimile telecommunication or telegraph.

    The Board of Directors does not intend to present any other matter at the meeting and knows of no other matters that will be presented. However, if any other matter comes before the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best judgment.

                                              NOBLE DRILLING CORPORATION

                                                     James C. Day
                                               Chairman, President and
                                               Chief Executive Officer
Houston, Texas
March 28, 1994

[NOBLE LOGO]              NOBLE DRILLING CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints James C. Day and Byron L. Welliver, and each of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Noble Drilling Corporation (the "Company") standing in the name of the undersigned on March 9, 1994, at the annual meeting of shareholders to be held on April 28, 1994 at 10:00 a.m. at Houston, Texas, and at any adjournment thereof and especially to vote on the items of business specified below, as more fully described in the notice of the meeting and the proxy statement accompanying the same, receipt of which is hereby acknowledged.

1.   ELECTION OF DIRECTORS     FOR all nominees listed below                     WITHHOLD AUTHORITY
                               (except as marked to the                          to vote for all nominees listed below  / /
                               contrary below)  / /
TOMMY C. CRAIGHEAD                JAMES C. DAY                                    BILL M. THOMPSON
     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
     ---------------------------------------------------------------------------------------------------------------------
2.   In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                          THIS PROXY, WHEN DULY EXECUTED AND RETURNED, WILL BE
                      VOTED IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED FOR ITEM 1.

                          The undersigned hereby revokes any proxy or proxies
                      heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all actions that said proxies, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.
                                              Dated:                      , 1994

                                              ----------------------------------

                                              ----------------------------------
                                                Signature(s) of Shareholder(s)

                                              This proxy should be signed
                                              exactly as your name appears
                                              hereon. Joint owners should both
                                              sign. If signed as attorney,
                                              executor, guardian or in some
                                              other representative capacity, or
                                              as officer of a corporation,
                                              please indicate your capacity or
                                              title.

                                              PLEASE COMPLETE, DATE AND SIGN
                                              THIS PROXY AND RETURN IT PROMPTLY
                                              IN THE ENCLOSED ENVELOPE, WHICH
                                              REQUIRES NO POSTAGE IF MAILED IN
                                              THE UNITED STATES.

[NOBLE LOGO]                 NOBLE DRILLING CORPORATION
                      VOTING INSTRUCTION CARD FOR COMMON STOCK
         VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby instructs the trustee to vote, as designated below, all shares of Common Stock of Noble Drilling Corporation that are credited to the accounts of the undersigned (whether or not vested) in the Noble Drilling Corporation Thrift Plan at the annual meeting of shareholders to be held on April 28, 1994 at 10:00 a.m. at Houston, Texas, and at any adjournment thereof, as more fully described in the notice of the meeting and the proxy statement accompanying the same, receipt of which is hereby acknowledged.

1.   ELECTION OF DIRECTORS     FOR all nominees listed below                     WITHHOLD AUTHORITY
                               (except as marked to the                          to vote for all nominees listed below  / /
                               contrary below)  / /
TOMMY C. CRAIGHEAD                JAMES C. DAY                                     BILL M. THOMPSON
     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
     ---------------------------------------------------------------------------------------------------------------------

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                          THIS VOTING INSTRUCTION CARD, WHEN DULY EXECUTED AND
                      RETURNED, WILL BE VOTED BY THE TRUSTEE OF THE NOBLE DRILLING CORPORATION THRIFT PLAN ("THRIFT PLAN") IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED THRIFT PLAN PARTICIPANT. IF THIS VOTING INSTRUCTION CARD IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED FOR ITEM 1.
                                              Dated:                      , 1994

                                              ----------------------------------

                                                          Signature

                                              This voting instruction card
                                              should be signed exactly as your
                                              name appears hereon.

                                              PLEASE COMPLETE, DATE AND SIGN
                                              THIS VOTING INSTRUCTION CARD AND
                                              RETURN IT PROMPTLY IN THE ENCLOSED
                                              ENVELOPE, WHICH REQUIRES NO
                                              POSTAGE IF MAILED IN THE UNITED
                                              STATES.